Exhibit 10.1

Salesforce, Inc. ID: 94-3320693 Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Performance-Based Restricted Stock Units and Terms and Conditions of Performance-Based Restricted Stock Units (together, with the exhibits and appendices thereto, the “Agreement”)

NAME:
ADDRESS:

AWARD NUMBER:
PLAN:	2013 Equity Incentive Plan
EMPLOYEE ID:
Grant Date:
Total Target Number of Performance-Based Restricted Stock Units (“Target”):

Effective on the grant date indicated above (the “Grant Date”), you have been granted an award of performance-based restricted stock units (the “Award”). This Award covers the Target number of shares of Salesforce, Inc. (the “Company”) common stock shown above.
Vesting Schedule:
The performance-based restricted stock units (“PRSUs”) covered by this Award are eligible to vest in accordance with the performance-based and service-based conditions described in Exhibit A.
By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Award is granted under and governed by the terms and conditions of the 2013 Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Performance-Based Restricted Stock Units, the Terms and Conditions of Performance-Based Restricted Stock Units, Exhibit A and any other exhibits or appendices to the Agreement), all of which are attached and made a part of this package. PRSUs also are known as Restricted Stock

Units under the Plan. In particular, I acknowledge the data privacy notice provisions included in paragraph 13 of the Terms and Conditions of Performance-Based Restricted Stock Units.
I understand that there may be adverse tax consequences as a result of my receipt or disposition of the Shares issued as payment for the vested PRSUs. The Company has urged me to consult with a tax consultant, I have had the opportunity to consult with any tax consultants that I deem advisable in connection with the receipt or disposition of the Shares, and I am not relying on the Company for any tax advice. I agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. I agree to notify the Company upon any change in the residence address indicated for me above.
By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date

SALESFORCE, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

1.    Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which these Terms and Conditions of Performance-Based Restricted Stock Units (together with the Grant Notice and attachments to each document, the “Agreement”) are attached, an Award of Performance-Based Restricted Stock Units upon the terms and conditions set forth in this Agreement and the Salesforce, Inc. 2013 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.
2.    Company’s Obligation to Pay. For each PRSU that vests, Participant will receive one Share. Unless and until the PRSUs have vested in the manner set forth in paragraphs 3 or 4, Participant will have no right to payment of such PRSUs. Prior to actual payment of any vested PRSUs, such PRSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any PRSUs that vest in accordance with paragraphs 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares only (subject to any adjustment that may be made in the event of a Change of Control), subject to Participant satisfying any obligations for Tax Obligations.
3.    Vesting Schedule. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 6, the PRSUs awarded by this Agreement shall vest in accordance with the terms and conditions set forth in Exhibit A; provided, that, Participant has continuously remained an Employee from the Grant Date through the relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Law, satisfaction of the service-based vesting criteria set forth in Exhibit A shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of any Eligible PRSUs (as defined in Exhibit A) at any time, subject to the terms of the Plan. If so accelerated, such Eligible PRSUs will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of this paragraph 4, if the Administrator, in its discretion, accelerates the vesting of all or a portion of any unvested Eligible PRSUs, the payment of such accelerated PRSUs shall be made as soon as practicable upon or following the accelerated vesting date; provided, however, that if Participant is subject to a Change of Control and Retention Agreement or other agreement with or authorized by the Company (or with its Parent or one of its Subsidiaries) providing for acceleration of vesting of the PRSUs covered by this Award, the timing of payment for such accelerated PRSUs provided in such agreement shall control (provided, that, if Participant is a U.S. taxpayer, such timing is compliant with Section 409A or results in such accelerated PRSUs being exempt from Section 409A, and subject to any delay required below by this paragraph 4). Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the Administrator, in its discretion, following the Grant Date provides for the acceleration of vesting of any of the PRSUs subject to this Award, if Participant is a U.S. taxpayer, the payment of such accelerated PRSUs shall only be made at a time or times when such payment is exempt from or complying with the requirements of Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the PRSUs is accelerated in connection with Participant’s termination as an Employee (provided, that, such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as an Employee and (y) the payment of such accelerated PRSUs will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)

month period following Participant’s termination as an Employee, then the payment of such accelerated PRSUs will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as an Employee, unless Participant dies following his or her termination as an Employee, in which case, the PRSUs will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PRSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable to a U.S. taxpayer under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Payment after Vesting. The payment of Shares vesting pursuant to this Agreement shall in all cases be made at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. Any PRSUs that vest in accordance with paragraph 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 8. Any PRSUs that vest in accordance with paragraph 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 8. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any PRSUs payable under this Agreement.
6.    Forfeiture upon Termination of Status as an Employee. Notwithstanding any contrary provision of this Agreement, except as specifically provided in Exhibit A, the balance of the PRSUs that have not vested as of the time of Participant’s termination as an Employee for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any such unvested Shares hereunder will immediately terminate. The date of Participant’s termination as an Employee is detailed in paragraph 11(h).

7.    Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Tax Obligations.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares.
(b)    Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of Shares acquired at vesting of the PRSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent.

Alternatively, the Company and the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the Company or the Employer, (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at vesting of the PRSUs, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded by the Company, Participant must seek a refund from the local tax authorities to the extent Participant wishes to recover the over-withheld amount in the form of a refund); provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the PRSUs.
9.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SERVICE-BASED VESTING CONDITION OF THE PRSUs WILL BE SATISFIED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PRSUs OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CRITERIA SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)    the grant of the PRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;
(b)    all decisions with respect to future PRSUs or other grants, if any, will be at the sole discretion of the Company;
(c)    Participant is voluntarily participating in the Plan;
(d)    the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e)    unless otherwise agreed with the Company, the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;

(f)    the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(h)    for purposes of the PRSUs, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time), the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the PRSUs grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(i)    unless otherwise provided in the Plan or by the Company in its discretion, the PRSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PRSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(j)    the following provisions apply only if Participant is providing services outside the United States:

i.    the PRSUs and the Shares subject to the PRSUs are not part of normal or expected compensation or salary for any purpose;
ii. none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to Participant pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement; and
iii. no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSUs resulting from the termination of Participant’s status as an Employee (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any).
12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the receipt or disposition of the Shares issued as payment for the vested PRSUs. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.
13.    Data Privacy Notice. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other PRSU grant materials by and among, as applicable, the Employer, the Company and any Participating Company, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.
14.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Global Equity Plan Services Department, at Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.
15.    Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of PRSUs and the rights and privileges conferred hereby will not be sold, pledged,

assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until Participant has been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
16.    Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.
17.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18.    Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PRSUs as the Administrator may establish from time to time for reasons of administrative convenience.
19.    Plan Governs. This Agreement and the PRSUs granted hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
20.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PRSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
21.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to PRSUs awarded under the Plan or future PRSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.    Language. By accepting this Award of PRSUs, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.
23.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
24.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

25.    Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of PRSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of PRSUs is made and/or to be performed.
26.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company; provided, that any such modification that is adverse to Participant will not be effective unless Participant consents in writing to the modification. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award of PRSUs, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services. In no event will the Company pay or reimburse Participant for any taxes or other costs imposed in connection with the PRSUs under Section 409A or otherwise.
27.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of PRSUs under the Plan, and that he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
28.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

29.    Country Addendum. Notwithstanding any provisions in this Agreement, the PRSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
30.    Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., PRSUs) or rights linked to the value of Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
31.    Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.
32.    Compensation Clawback or Recovery Policy. The Administrator (or the Board or a committee of the Board, as determined by the Board), in its sole discretion, may require Participant to forfeit, return or reimburse to the Company all or a portion of his or her PRSUs and any Shares or amounts paid thereunder, in accordance with any then-effective Company compensation clawback or recovery policy, as it may be established or amended from time to time. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Administrator (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

SALESFORCE, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
EXHIBIT A -- VESTING CONDITIONS
SALESFORCE, INC.